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                                                                      EXHIBIT 23



                      CONSENT OF COOPERS & LYBRAND L.L.P.


Re:  Ford Motor Credit Company Registration Statement
     Nos. 33-62973, 33-24928, 33-64237, 33-64263 and 33-55945 on Form S-3


We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated January 27, 1997 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in Ford Motor Credit Company's Current Report on Form 8-K dated February 12, 1997.

COOPERS & LYBRAND L.L.P.


/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
February 12, 1997